Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Continues Momentum
with Another Strong Quarter and Record
Quarterly Earnings of $16.7 Million,
Declares $0.25 Dividend

BRYN MAWR, Pa., October 18, 2018 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”) today reported net income of $16.7 million, or $0.82 diluted earnings per share for the three months ended September 30, 2018, as compared to net income of $14.7 million, or $0.72 diluted earnings per share, for the three months ended June 30, 2018, and $10.7 million, or $0.62 diluted earnings per share, for the three months ended September 30, 2017.

On a non-GAAP basis, core net income, which excludes Tax Cuts and Jobs Act ("Tax Reform") related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $17.1 million, or $0.84 diluted earnings per share, for the three months ended September 30, 2018, as compared to $17.0 million, or $0.83 diluted earnings per share, for the three months ended June 30, 2018, and $11.2 million, or $0.65 diluted earnings per share, for the three months ended September 30, 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

"We continued the momentum of our strong first half into the third quarter, posting record quarterly earnings of $16.7 million," stated Frank Leto, President and Chief Executive Officer.

“We are excited about the continued organic growth of our loan portfolio and assets held under management by our wealth division,” continued Mr. Leto. “We have seen a 10.6% year to date increase in originated loans and are approaching close to $14 billion in assets under management, increasing $509 million from last quarter or over 15% on an annualized basis,” added Mr. Leto, continuing “Such organic growth contributed to our solid results this quarter and leaves us well positioned to close out the fiscal year on a strong note.”

The Board of Directors of the Corporation declared a quarterly dividend of $0.25 per share, payable December 1, 2018 to shareholders of record as of November 1, 2018.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Third Quarter 2018 Compared to Second Quarter 2018

•
Net income for the three months ended September 30, 2018 was $16.7 million, as compared to net income of $14.7 million for the three months ended June 30, 2018. The provision for loan and lease losses (the “Provision”) for the three months ended September 30, 2018 decreased $2.5 million as compared to the second quarter of 2018. Total noninterest income decreased $1.8 million, total noninterest expense decreased $2.2 million, and income tax expense increased $343 thousand for the three months ended September 30, 2018, as compared to the three months ended June 30, 2018.

On a non-GAAP basis, core net income, which excludes Tax Reform related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $17.1 million, or $0.84 per diluted share, for the three months ended September 30, 2018, as compared to $17.0 million or $0.83 per diluted share, for the three months ended June 30, 2018. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Net interest income for the three months ended September 30, 2018 was $36.7 million, a decrease of $587 thousand over the linked quarter. The decrease was primarily related to a $1.0 million increase in interest expense on deposits, partially offset by a $414 thousand increase on interest and fees on loans and leases for the three months ended September 30, 2018 as compared to the linked quarter ended June 30, 2018.

•
Tax-equivalent net interest income for the three months ended September 30, 2018 was $36.9 million, a decrease of $572 thousand over the linked quarter. Excluding the effect of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest income for the three months ended September 30, 2018 was $35.2 million, a decrease of $56 thousand over the linked quarter.

Tax-equivalent interest and fees on loans and leases for the three months ended September 30, 2018 increased $432 thousand over the linked quarter. Average loans and leases for the three months ended September 30, 2018 increased $26.4 million over the linked quarter and experienced a four basis point decrease in tax-equivalent yield.

Tax-equivalent interest income on available for sale investment securities increased $62 thousand for the third quarter of 2018 as compared to the linked quarter. Average available for sale investment securities decreased by $2.8 million over the linked quarter and experienced a four basis point tax-equivalent yield increase.

Interest expense on deposits for the three months ended September 30, 2018 increased $1.0 million over the linked quarter. Average interest-bearing deposits increased $3.9 million coupled with a 16 basis point increase in the rate paid on deposits. This increase of 16 basis points on our interest-bearing deposits was also a key driver in the decrease in the tax-equivalent net interest margin which decreased six basis points to 3.52% at September 30, 2018 as compared to 3.58% in the linked quarter after adjusting for the impact of purchase accounting in both periods.

•
Noninterest income of $18.3 million for the three months ended September 30, 2018 decreased $1.8 million as compared to the second quarter of 2018. Items contributing to the decrease included decreases of $1.4 million, $315 thousand and $148 thousand in capital markets revenue, fees for wealth management services and insurance commissions, respectively. Other operating income for the three months ended September 30, 2018 and June 30, 2018 included $1.2 million and $710 thousand, respectively, of recoveries of purchase accounting fair value marks resulting from the pay off, in full, of purchased credit impaired loans acquired in the Royal Bank merger.

•
Noninterest expense of $33.6 million for the three months ended September 30, 2018 decreased $2.2 million as compared to $35.8 million for the second quarter of 2018. The decrease on a linked quarter basis was primarily related to the decrease of $2.7 million in due diligence, merger-related and merger integration expenses. The decrease was partially offset by increases of $479 thousand and $288 thousand of employee benefits and salaries and wages, respectively.

•
The Provision decreased $2.5 million for the three months ended September 30, 2018 to $664 thousand, as compared the second quarter of 2018. The decrease in the Provision was primarily related to improvements in qualitative factors related to the current economic environment. Net loan and lease charge-offs for the third quarter of 2018 were relatively unchanged from the second quarter of 2018, decreasing by $23 thousand. Nonperforming loans and leases as of September 30, 2018 totaled $9.0 million, a decrease of $458 thousand from June 30, 2018.

•
The effective tax rate for the third quarter of 2018 decreased to 19.6% from 20.2% for the second quarter of 2018. A net discrete tax benefit of $295 thousand was recorded in the third quarter of 2018, as compared to a net discrete tax benefit of $111 thousand in the second quarter of 2018. These discrete items were the result of excess tax benefits from stock-based compensation as well as the re-measurement of certain deferred tax items related to Tax Reform. With the filing of the Corporation's 2017 income tax returns in the fourth quarter, we expect there will be further discrete tax benefits recorded in 2018.

Results of Operations – Third Quarter 2018 Compared to Third Quarter 2017

•
Net income for the three months ended September 30, 2018 was $16.7 million, or $0.82 diluted earnings per share, as compared to $10.7 million, or diluted earnings per share of $0.62 for the same period in 2017. Contributing to the $6.0 million increase in net income was a $7.3 million increase in net interest income and increases of $1.8 million, $692 thousand, and $381 thousand in other operating income, fees for wealth management services, and insurance commissions, respectively. These increases were partially offset by increases of $2.9 million, $796 thousand, $623 thousand, $344 thousand, and $232 thousand in salaries and wages, employee benefits, other operating expenses, furniture, fixtures and equipment and occupancy and bank premises, respectively. These cost increases were primarily related to the addition of the Royal Bank staff and branch infrastructure. Also contributing to the net income increase was the reduction in our effective income tax rate as a result of Tax Reform, which decreased from 30.7% for the three months ended September 30, 2017 to 19.6% for the same period in 2018.

On a non-GAAP basis, core net income, which excludes Tax Reform related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $17.1 million, or $0.84 per diluted share, for the three months ended September 30, 2018 as compared to $11.2 million, or $0.65 per diluted share, for the same period in 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•	Tax-equivalent net interest income for the three months ended September 30, 2018 was $36.9 million, an increase of $7.2 million as compared to the same period in 2017.

Tax-equivalent interest and fees on loans and leases increased $11.2 million for the three months ended September 30, 2018 as compared to the same period in 2017. Average loans and leases for the third quarter of 2018 increased $699.4 million from the same period in 2017 and experienced a 36 basis point increase in tax-equivalent yield. Excluding the effect of the accretion of purchase accounting fair value marks on loans and leases, the adjusted tax-equivalent yield on loans and leases experienced a 29 basis point increase from the third quarter of 2018 as compared to the same period in 2017. This increase in average loans and leases was primarily related to the loans and leases acquired in the Royal Bank merger in December 2017 which initially increased loans and leases by $567.3 million, as well as organic loan growth between the periods.

Average available for sale investment securities increased by $78.0 million for the three months ended September 30, 2018 as compared to the same period in 2017 and experienced a 27 basis point tax-equivalent yield increase. The increase in average balances and yield on available for sale investment securities resulted in a $749 thousand increase in tax-equivalent interest income on available for sale investment securities for the third quarter of 2018 as compared to the same period in 2017.

Partially offsetting the effect on net interest income associated with the increase in average loans and leases and available for sale investment securities was a $3.3 million increase in interest expense on deposits for the three months ended September 30, 2018 as compared to the same period in 2017. Average interest-bearing deposits increased by $621.7 million, coupled with a 41 basis point increase in rate paid for the third quarter of 2018 as compared to the same period in 2017. The increase in average interest-bearing deposits for the third quarter of 2018 as compared to the same period in 2017 was largely related to the interest-bearing deposits assumed in the Royal Bank merger, which initially totaled $494.8 million.

In addition to the increased interest expense on deposits, interest expense on long- and short-term borrowings increased $298 thousand for the three months ended September 30, 2018 as compared to the same period in 2017. The increase was primarily attributed to a 118 basis point increase in rate paid for the third quarter of 2018 as compared to the same period in 2017.

Interest expense on subordinated debt and junior subordinated debt increased $774 thousand and $337 thousand, respectively, for the three months ended September 30, 2018 as compared to the same period in 2017. Average subordinated notes for the three months ended September 30, 2018 increased $68.9 million as compared to the same period in 2017 with the rate paid decreasing by 36 basis points to 4.61% for the three months ended September 30, 2018. The volume increase in subordinated notes was the result of the December 13, 2017 issuance of $70 million ten-year, 4.25% fixed-to-floating subordinated notes. Average junior subordinated debentures for the three months ended September 30, 2018 increased $21.5 million as compared to the same period in 2017 as the Corporation acquired $21.4 million of floating rate junior subordinated debentures, currently at a 6.22% rate, in the Royal Bank merger.

•
The tax-equivalent net interest margin was 3.69% for the three months ended September 30, 2018 as compared to 3.71% for the same period in 2017. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.52% and 3.62% for three months ended September 30, 2018 and 2017, respectively. Key drivers responsible for the ten basis point decrease included the 41 basis point increase in rate paid on interest-bearing deposits coupled with average balance increases of $68.9 million and $21.5 million in subordinated notes and junior subordinated debentures, respectively, for the three months ended September 30, 2018 as compared to the same period in 2017.

•
Noninterest income of $18.3 million for the three months ended September 30, 2018 increased by $2.7 million as compared to the same period in 2017. Increases of $1.8 million, $692 thousand and $381 thousand in other operating income, fees for wealth management services and insurance commissions, respectively, were recorded. The $1.8 million increase in other operating income was primarily related to a $1.2 million recovery of a purchase accounting fair value mark resulting from the pay off, in full, of a purchased credit impaired loan acquired in the Royal Bank merger. The increase in fees for wealth management services related to the $1.48 billion increase in wealth assets under management, administration, supervision and brokerage between September 30, 2018 and September 30, 2017.

•
Noninterest expense of $33.6 million for the three months ended September 30, 2018 increased $5.4 million as compared to the same period in 2017. Contributing to the $5.4 million increase were increases of $2.9 million, $796 thousand, $623 thousand, $344 thousand, and $232 thousand in salaries and wages, employee benefits, other operating expenses, furniture, fixtures and equipment and occupancy and bank premises expenses, respectively. A majority of these increases were related to the additional expenses associated with the staff and facilities assumed in the Royal Bank merger. Partially offsetting the increase in noninterest expense was a decrease of $461 thousand of due diligence, merger-related and merger integration expenses for the three months ended September 30, 2018 as compared to the same period in 2017.

•
The Provision of $664 thousand for the three months ended September 30, 2018 decreased $669 thousand as compared to $1.3 million for the same period in 2017. The decrease in the Provision was primarily related to improvements in qualitative factors related to the current economic environment. Net charge-offs for the third quarter of 2018 were $1.4 million as compared to $728 thousand for the same period in 2017. Nonperforming loans and leases as of September 30, 2018 totaled $9.0 million, an increase of $4.5 million from September 30, 2017.

•	The effective tax rate for the third quarter of 2018 decreased to 19.6% from 30.7% for the third quarter of 2017, primarily due to the reduced tax rates as a result of Tax Reform.

Financial Condition – September 30, 2018 Compared to December 31, 2017

•
Total assets as of September 30, 2018 were $4.39 billion, a decrease of $61.3 million from December 31, 2017. Increases in portfolio loans and leases were largely offset by a decrease in available for sale investment securities discussed in the bullet point below.

•
Available for sale investment securities as of September 30, 2018 totaled $528.1 million, a decrease of $161.1 million from December 31, 2017. The decrease is primarily due to the maturing, in January 2018, of $200 million of short-term U.S. Treasury bills, partially offset by increases of $39.4 million and $9.4 million in the U.S. government and agencies and the mortgage-backed securities segments of the portfolio, respectively.

•
Total portfolio loans and leases of $3.38 billion as of September 30, 2018 increased by $95.6 million from December 31, 2017, an increase of 2.9%. Increases of $95.1 million, $23.1 million, $9.7 million, $8.5 million and $3.7 million in commercial mortgages, leases, consumer loans, residential mortgages, and commercial and industrial loans, respectively, were offset by decreases of $34.0 million and $10.5 million in construction loans and home equity loans and lines, respectively.

•
The allowance for loan and lease losses (the “Allowance”) as of September 30, 2018 was $18.7 million, or 0.55% of portfolio loans and leases, as compared to $17.5 million, or 0.53% of portfolio loans and leases as of December 31, 2017. In addition to the ratio of Allowance to portfolio loans and leases, management also calculates two non-GAAP measures: the Allowance of originated loans and leases as a percentage of originated loans and leases, which was 0.68% as of September 30, 2018, as compared to 0.70% as of December 31, 2017, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.28% as of September 30, 2018, as compared to 1.58% as of December 31, 2017. The 30 basis point decrease in the Allowance plus the remaining loan mark as a percentage of gross loans non-GAAP measure is primarily related to the decrease in the remaining loan mark from $34.8 million as of December 31, 2017 to $25.0 million as of September 30, 2018 coupled with the increase in portfolio loans between the respective dates. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

•
Deposits of $3.36 billion as of September 30, 2018 decreased $16.6 million from December 31, 2017. Decreases of $90.5 million, $52.3 million, $50.6 million, and $38.2 million in noninterest-bearing deposits, savings accounts, money market accounts, and wholesale non-maturity deposits, respectively, were partially offset by increases of $96.9 million and $89.2 million in interest-bearing demand accounts and wholesale time deposits, respectively.

•
Borrowings of $419.4 million as of September 30, 2018, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $77.5 million from December 31, 2017. The decrease was comprised of a $66.3 million decrease in long-term FHLB advances, and a $11.4 million decrease in short-term borrowings.

•	Wealth assets under management, administration, supervision and brokerage totaled $13.91 billion as of September 30, 2018, an increase of $944.5 million from December 31, 2017.

•	The capital ratios for the Bank and the Corporation, as of September 30, 2018, as shown in the attached tables, indicate levels above the regulatory minimum to be considered “well capitalized.”

FORWARD LOOKING STATEMENTS AND SAFE HARBOR
This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our inability to successfully integrate acquired businesses, the possibility that integration may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; litigation; cybersecurity events; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$35,233	$39,924	$24,589	$48,367	$36,870
Investment securities	545,320	547,088	550,199	701,744	482,399
Loans held for sale	4,111	4,204	5,522	3,794	6,327
Portfolio loans and leases	3,381,475	3,389,501	3,305,795	3,285,858	2,677,345
Allowance for loan and lease losses ("ALLL")	(18,684)	(19,398)	(17,662)	(17,525)	(17,004)
Goodwill and other intangible assets	208,165	208,139	207,287	205,855	128,534
Total assets	4,388,442	4,394,203	4,300,376	4,449,720	3,476,821
Deposits - interest-bearing	2,522,863	2,466,529	2,452,421	2,448,954	1,923,567
Deposits - non-interest-bearing	834,363	892,386	863,118	924,844	760,614
Short-term borrowings	226,498	227,059	173,704	237,865	180,874
Long-term FHLB advances	72,841	87,808	107,784	139,140	134,651
Subordinated notes	98,482	98,491	98,448	98,416	29,573
Jr. subordinated debentures	21,538	21,497	21,456	21,416	—
Total liabilities	3,837,017	3,851,700	3,767,315	3,921,601	3,074,929
Total shareholders' equity	551,425	542,503	533,061	528,119	401,892
Average Balance Sheet (selected items)
Interest-bearing deposits with banks	37,467	37,215	38,044	43,962	26,628	37,573	30,807
Investment securities	546,998	549,249	535,471	499,968	462,700	543,948	428,723
Loans held for sale	4,932	4,413	2,848	3,966	3,728	4,072	3,938
Portfolio loans and leases	3,374,767	3,348,926	3,288,364	2,801,289	2,676,589	3,337,669	2,613,720
Total interest-earning assets	3,964,164	3,939,803	3,864,727	3,349,185	3,169,645	3,923,262	3,077,188
Goodwill and intangible assets	207,880	208,039	205,529	142,652	128,917	207,158	126,794
Total assets	4,376,148	4,344,541	4,246,180	3,640,667	3,441,906	4,331,605	3,340,484
Deposits - interest-bearing	2,493,213	2,489,296	2,435,491	2,031,170	1,871,494	2,474,254	1,859,188
Short-term borrowings	208,201	205,323	172,534	180,650	182,845	195,483	110,268
Long-term FHLB advances	81,460	102,023	123,920	134,605	155,918	102,312	169,900
Subordinated notes	98,457	98,463	98,430	43,844	29,564	98,450	29,550
Jr. subordinated debentures	21,511	21,470	21,430	3,957	—	21,470	—
Total interest-bearing liabilities	2,902,842	2,916,575	2,851,805	2,394,226	2,239,821	2,891,969	2,168,906
Total liabilities	3,828,241	3,810,640	3,719,746	3,213,349	3,044,549	3,794,979	2,950,666
Total shareholders' equity	547,907	533,901	526,434	427,318	397,357	536,626	389,818

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Income Statement
Net interest income	$36,729	$37,316	$37,439	$30,321	$29,438	$111,484	$84,806
Provision for loan and lease losses	664	3,137	1,030	1,077	1,333	4,831	1,541
Noninterest income	18,274	20,075	19,536	15,536	15,584	57,885	43,596
Noninterest expense	33,592	35,836	36,030	31,056	28,184	105,458	83,339
Income tax expense	4,066	3,723	4,630	19,924	4,766	12,419	14,306
Net income	16,681	14,695	15,285	(6,200)	10,739	46,661	29,216
Net income (loss) attributable to noncontrolling interest	(1)	7	(1)	—	—	5	—
Net income (loss) attributable to Bryn Mawr Bank Corporation	16,682	14,688	15,286	(6,200)	10,739	46,656	29,216
Basic earnings per share	0.82	0.73	0.76	(0.35)	0.63	2.31	1.72
Diluted earnings per share	0.82	0.72	0.75	(0.35)	0.62	2.28	1.69
Net income (core) (1)	17,140	17,031	19,282	11,255	11,245	53,453	30,857
Basic earnings per share (core) (1)	0.85	0.84	0.95	0.64	0.66	2.64	1.82
Diluted earnings per share (core) (1)	0.84	0.83	0.94	0.63	0.65	2.61	1.79
Dividends paid or accrued per share	0.25	0.22	0.22	0.22	0.22	0.69	0.64
Profitability Indicators
Return on average assets	1.51%	1.36%	1.46%	(0.68)%	1.24%	1.44%	1.17%
Return on average equity	12.08%	11.03%	11.78%	(5.76)%	10.72%	11.62%	10.02%
Return on tangible equity(1)	20.25%	18.90%	20.15%	(8.02)%	16.52%	19.74%	15.53%
Return on tangible equity (core)(1)	20.78%	21.78%	25.19%	16.29%	17.27%	22.50%	16.36%
Return on average assets (core)(1)	1.55%	1.57%	1.84%	1.23%	1.30%	1.65%	1.24%
Return on average equity (core)(1)	12.41%	12.79%	14.85%	10.45%	11.23%	13.32%	10.58%
Tax-equivalent net interest margin	3.69%	3.81%	3.94%	3.62%	3.71%	3.81%	3.71%
Efficiency ratio(1)	58.75%	55.57%	54.12%	58.64%	59.30%	56.12%	61.32%
Share Data
Closing share price	$46.90	$46.30	$43.95	$44.20	$43.80
Book value per common share	$27.18	$26.80	$26.35	$26.19	$23.57
Tangible book value per common share	$16.95	$16.55	$16.14	$16.02	$16.03
Price / book value	172.55%	172.76%	166.79%	168.74%	185.82%
Price / tangible book value	276.70%	279.74%	272.35%	275.94%	273.19%
Weighted average diluted shares outstanding	20,438,376	20,413,578	20,450,494	17,844,672	17,253,982	20,444,075	17,242,227
Shares outstanding, end of period	20,291,416	20,242,893	20,229,896	20,161,395	17,050,151
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$13,913,265	$13,404,723	$13,146,926	$12,968,738	$12,431,370
Fees for wealth management services	$10,343	$10,658	$10,308	$9,974	$9,651

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Capital Ratios(3)
Bryn Mawr Trust Company ("BMTC")
Tier I capital to risk weighted assets ("RWA")	11.55%	11.34%	11.29%	11.10%	10.78%
Total capital to RWA	12.10%	11.91%	11.82%	11.65%	11.42%
Tier I leverage ratio	9.47%	9.49%	9.39%	10.76%	8.79%
Tangible equity ratio (1)	9.29%	9.27%	9.19%	8.67%	8.46%
Common equity Tier I capital to RWA	11.55%	11.34%	11.29%	11.10%	10.78%

Bryn Mawr Bank Corporation ("BMBC")
Tier I capital to RWA	10.90%	10.46%	10.46%	10.42%	10.50%
Total capital to RWA	14.33%	13.87%	13.93%	13.92%	12.23%
Tier I leverage ratio	8.94%	8.75%	8.71%	10.10%	8.53%
Tangible equity ratio (1)	8.23%	8.00%	7.98%	7.61%	8.16%
Common equity Tier I capital to RWA	10.29%	9.86%	9.85%	9.87%	10.50%

Asset Quality Indicators
Net loan and lease charge-offs ("NCO"s)	$1,378	$1,401	$893	$556	$728	$4,228	$2,023

Nonperforming loans and leases ("NPL"s)	$8,990	$9,448	$7,533	$8,579	$4,472
Other real estate owned ("OREO")	529	531	300	304	865
Total nonperforming assets ("NPA"s)	$9,519	$9,979	$7,833	$8,883	$5,337

Nonperforming loans and leases 30 or more days past due	$4,906	$6,749	$5,775	$6,983	$2,337
Performing loans and leases 30 to 89 days past due	9,145	10,378	6,547	7,958	4,558
Performing loans and leases 90 or more days past due	—	—	—	—	—
Total delinquent loans and leases	$14,051	$17,127	$12,322	$14,941	$6,895

Delinquent loans and leases to total loans and leases	0.42%	0.50%	0.37%	0.45%	0.26%
Delinquent performing loans and leases to total loans and leases	0.27%	0.31%	0.20%	0.24%	0.17%
NCOs / average loans and leases (annualized)	0.16%	0.17%	0.11%	0.08%	0.11%	0.17%	0.10%
NPLs / total portfolio loans and leases	0.27%	0.28%	0.23%	0.26%	0.17%
NPAs / total loans and leases and OREO	0.28%	0.29%	0.24%	0.27%	0.20%
NPAs / total assets	0.22%	0.23%	0.18%	0.20%	0.15%
ALLL / NPLs	207.83%	205.31%	234.46%	204.28%	380.23%
ALLL / portfolio loans	0.55%	0.57%	0.53%	0.53%	0.64%
ALLL on originated loans and leases / Originated loans and leases (1)	0.68%	0.71%	0.69%	0.70%	0.70%
(Total ALLL + Loan mark) / Total Gross portfolio loans and leases (1)	1.28%	1.35%	1.50%	1.58%	1.01%

Troubled debt restructurings ("TDR"s) included in NPLs	$1,208	$1,044	$1,125	$3,289	$2,033
TDRs in compliance with modified terms	4,316	4,117	5,235	5,800	6,597
Total TDRs	$5,524	$5,161	$6,360	$9,089	$8,630

(1)	Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.

(2)	Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

(3)	Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Assets
Cash and due from banks	$10,121	$7,318	$7,804	$11,657	$8,682
Interest-bearing deposits with banks	35,233	39,924	24,589	48,367	36,870
Cash and cash equivalents	45,354	47,242	32,393	60,024	45,552
Investment securities, available for sale	528,064	531,075	534,103	689,202	471,721
Investment securities, held to maturity	8,916	7,838	7,885	7,932	6,255
Investment securities, trading	8,340	8,175	8,211	4,610	4,423
Loans held for sale	4,111	4,204	5,522	3,794	6,327
Portfolio loans and leases, originated	2,752,160	2,700,815	2,564,827	2,487,296	2,433,054
Portfolio loans and leases, acquired	629,315	688,686	740,968	798,562	244,291
Total portfolio loans and leases	3,381,475	3,389,501	3,305,795	3,285,858	2,677,345
Less: Allowance for losses on originated loan and leases	(18,612)	(19,181)	(17,570)	(17,475)	(16,957)
Less: Allowance for losses on acquired loan and leases	(72)	(217)	(92)	(50)	(47)
Total allowance for loan and lease losses	(18,684)	(19,398)	(17,662)	(17,525)	(17,004)
Net portfolio loans and leases	3,362,791	3,370,103	3,288,133	3,268,333	2,660,341
Premises and equipment	63,281	54,185	54,986	54,458	44,544
Accrued interest receivable	13,232	13,115	12,521	14,246	9,287
Mortgage servicing rights	5,328	5,511	5,706	5,861	5,732
Bank owned life insurance	57,543	57,243	56,946	56,667	39,881
Federal Home Loan Bank ("FHLB") stock	14,678	16,678	15,499	20,083	16,248
Goodwill	183,864	183,162	182,200	179,889	107,127
Intangible assets	24,301	24,977	25,087	25,966	21,407
Other investments	16,529	16,774	11,720	12,470	8,941
Other assets	52,110	53,921	59,464	46,185	29,035
Total assets	$4,388,442	$4,394,203	$4,300,376	$4,449,720	$3,476,821

Liabilities
Deposits
Noninterest-bearing	$834,363	$892,386	$863,118	$924,844	$760,614
Interest-bearing	2,522,863	2,466,529	2,452,421	2,448,954	1,923,567
Total deposits	3,357,226	3,358,915	3,315,539	3,373,798	2,684,181
Short-term borrowings	226,498	227,059	173,704	237,865	180,874
Long-term FHLB advances	72,841	87,808	107,784	139,140	134,651
Subordinated notes	98,482	98,491	98,448	98,416	29,573
Jr. subordinated debentures	21,538	21,497	21,456	21,416	—
Accrued interest payable	7,193	5,230	4,814	3,527	2,267
Other liabilities	53,239	52,700	45,570	47,439	43,383
Total liabilities	3,837,017	3,851,700	3,767,315	3,921,601	3,074,929

Shareholders' equity
Common stock	24,533	24,453	24,439	24,360	21,248
Paid-in capital in excess of par value	373,205	372,227	371,319	371,486	235,412
Less: common stock held in treasury, at cost	(70,437)	(68,943)	(68,787)	(68,179)	(68,134)
Accumulated other comprehensive (loss) income, net of tax	(13,402)	(11,191)	(9,664)	(4,414)	(1,400)
Retained earnings	238,204	226,634	216,438	205,549	214,766
Total Bryn Mawr Bank Corporation shareholders' equity	552,103	543,180	533,745	528,802	401,892
Noncontrolling interest	(678)	(677)	(684)	(683)	—
Total shareholders' equity	551,425	542,503	533,061	528,119	401,892
Total liabilities and shareholders' equity	$4,388,442	$4,394,203	$4,300,376	$4,449,720	$3,476,821

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Commercial mortgages	$1,618,493	$1,613,721	$1,541,457	$1,523,377	$1,224,571
Home equity loans and lines	207,806	206,429	211,469	218,275	206,974
Residential mortgages	467,402	449,060	453,655	458,886	422,524
Construction	178,493	190,874	202,168	212,454	133,505
Total real estate loans	2,472,194	2,460,084	2,408,749	2,412,992	1,987,574
Commercial & Industrial	722,999	745,306	727,231	719,312	597,595
Consumer	47,809	51,462	48,423	38,153	31,306
Leases	138,473	132,649	121,392	115,401	60,870
Total non-real estate loans and leases	909,281	929,417	897,046	872,866	689,771
Total portfolio loans and leases	$3,381,475	$3,389,501	$3,305,795	$3,285,858	$2,677,345

	Nonperforming Loans and Leases as of
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Commercial mortgages	$735	$1,011	$138	$872	$193
Home equity loans and lines	1,933	2,323	1,949	1,481	613
Residential mortgages	2,770	2,647	2,603	4,417	1,589
Construction	291	—	—	—	—
Total nonperforming real estate loans	5,729	5,980	4,690	6,770	2,395
Commercial & Industrial	1,782	1,585	2,499	1,706	1,977
Consumer	117	—	—	—	—
Leases	1,362	1,882	344	103	100
Total nonperforming non-real estate loans and leases	3,261	3,468	2,843	1,809	2,077
Total nonperforming portfolio loans and leases	$8,990	$9,448	$7,533	$8,579	$4,472

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Commercial mortgage	$56	$13	$(3)	$51	$(3)
Home equity loans and lines	—	199	25	(5)	69
Residential	(12)	(1)	—	88	3
Construction	—	(1)	(1)	(1)	(1)
Total net charge-offs of real estate loans	44	210	21	133	68
Commercial & Industrial	304	467	283	125	298
Consumer	71	41	48	55	36
Leases	959	683	541	243	326
Total net charge-offs of non-real estate loans and leases	1,334	1,191	872	423	660
Total net charge-offs	$1,378	$1,401	$893	$556	$728

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
U.S. Treasury securities	$100	$100	$100	$200,088	$100
Obligations of the U.S. Government and agencies	190,453	183,256	175,107	151,044	142,711
State & political subdivisions - tax-free	15,629	17,254	19,746	21,138	23,556
State & political subdivisions - taxable	170	171	171	172	524
Mortgage-backed securities	284,421	292,563	303,902	274,990	260,680
Collateralized mortgage obligations	36,193	36,634	33,980	36,662	39,595
Other debt securities	1,098	1,097	1,097	1,599	1,100
Other investments	—	—	—	3,509	3,455
Total investment securities available for sale, at fair value	$528,064	$531,075	$534,103	$689,202	$471,721

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
U.S. Treasury securities	$—	$—	$—	$11	$—
Obligations of the U.S. Government and agencies	(5,881)	(4,594)	(3,756)	(1,984)	(920)
State & political subdivisions - tax-free	(90)	(57)	(74)	(42)	23
State & political subdivisions - taxable	(1)	(1)	(1)	—	1
Mortgage-backed securities	(7,584)	(6,141)	(5,169)	(968)	869
Collateralized mortgage obligations	(1,618)	(1,443)	(1,322)	(934)	(640)
Other debt securities	(2)	(3)	(3)	(1)	—
Other investments	—	—	—	296	230
Total unrealized losses on investment securities available for sale	$(15,176)	$(12,239)	$(10,325)	$(3,622)	$(437)

	Deposits
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Interest-bearing deposits:
Interest-bearing demand	$578,243	$617,258	$529,478	$481,336	$395,383
Money market	812,027	814,530	856,072	862,639	720,613
Savings	286,266	291,858	308,925	338,572	264,273
Retail time deposits	561,123	536,287	523,138	532,202	316,068
Wholesale non-maturity deposits	24,040	36,826	63,449	62,276	48,620
Wholesale time deposits	261,164	169,770	171,359	171,929	178,610
Total interest-bearing deposits	2,522,863	2,466,529	2,452,421	2,448,954	1,923,567
Noninterest-bearing deposits	834,363	892,386	863,118	924,844	760,614
Total deposits	$3,357,226	$3,358,915	$3,315,539	$3,373,798	$2,684,181

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Interest income:
Interest and fees on loans and leases	$42,103	$41,689	$40,689	$32,245	$30,892	$124,481	$88,517
Interest on cash and cash equivalents	64	64	53	37	36	181	137
Interest on investment securities	3,066	3,001	2,792	2,516	2,270	8,859	6,107
Total interest income	45,233	44,754	43,534	34,798	33,198	133,521	94,761
Interest expense:
Interest on deposits	5,533	4,499	3,472	2,739	2,198	13,504	6,009
Interest on short-term borrowings	1,096	985	630	579	547	2,711	811
Interest on FHLB advances	394	490	562	595	645	1,446	2,025
Interest on jr. subordinated debentures	337	321	288	46	—	946	—
Interest on subordinated notes	1,144	1,143	1,143	518	370	3,430	1,110
Total interest expense	8,504	7,438	6,095	4,477	3,760	22,037	9,955
Net interest income	36,729	37,316	37,439	30,321	29,438	111,484	84,806
Provision for (recovery of) loan and lease losses (the "Provision")	664	3,137	1,030	1,077	1,333	4,831	1,541
Net interest income after Provision	36,065	34,179	36,409	29,244	28,105	106,653	83,265
Noninterest income:
Fees for wealth management services	10,343	10,658	10,308	9,974	9,651	31,309	28,761
Insurance commissions	1,754	1,902	1,693	1,510	1,373	5,349	3,079
Capital markets revenue	710	2,105	666	600	843	3,481	1,796
Service charges on deposits	726	752	713	655	676	2,191	1,953
Loan servicing and other fees	559	475	686	536	548	1,720	1,570
Net gain on sale of loans	631	528	518	493	799	1,677	1,948
Net gain on sale of investment securities available for sale	—	—	7	28	72	7	73
Net gain (loss) on sale of other real estate owned	5	111	176	(92)	—	292	(12)
Dividends on FHLB and FRB stocks	375	510	431	290	217	1,316	649
Other operating income	3,171	3,034	4,338	1,542	1,405	10,543	3,779
Total noninterest income	18,274	20,075	19,536	15,536	15,584	57,885	43,596
Noninterest expense:
Salaries and wages	16,528	16,240	15,982	13,619	13,602	48,750	39,632
Employee benefits	3,356	2,877	3,708	2,717	2,560	9,941	7,453
Occupancy and bank premises	2,717	2,697	3,050	2,648	2,485	8,464	7,258
Furniture, fixtures and equipment	2,070	2,069	1,898	1,816	1,726	6,037	5,569
Advertising	349	369	461	386	277	1,179	1,068
Amortization of intangible assets	891	889	879	677	677	2,659	2,057
(Recovery) impairment of mortgage servicing rights ("MSRs")	(23)	(1)	(50)	(94)	3	(74)	49
Due diligence, merger-related and merger integration expenses	389	3,053	4,319	3,507	850	7,761	2,597
Professional fees	997	932	748	769	739	2,677	2,499
Pennsylvania bank shares tax	472	473	473	16	317	1,418	1,278
Information technology	1,155	1,252	1,195	1,006	880	3,602	2,575
Other operating expenses	4,691	4,986	3,367	3,989	4,068	13,044	11,304
Total noninterest expense	33,592	35,836	36,030	31,056	28,184	105,458	83,339
Income before income taxes	20,747	18,418	19,915	13,724	15,505	59,080	43,522
Income tax expense	4,066	3,723	4,630	19,924	4,766	12,419	14,306
Net income (loss)	$16,681	$14,695	$15,285	$(6,200)	$10,739	$46,661	$29,216
Net income (loss) attributable to noncontrolling interest	(1)	7	(1)	—	—	5	—
Net income (loss) attributable to Bryn Mawr Bank Corporation	$16,682	$14,688	$15,286	$(6,200)	$10,739	$46,656	$29,216

Per share data:
Weighted average shares outstanding	20,270,706	20,238,852	20,202,969	17,632,697	17,023,046	20,237,757	16,987,499
Dilutive common shares	167,670	174,726	247,525	211,975	230,936	206,318	254,728
Weighted average diluted shares	20,438,376	20,413,578	20,450,494	17,844,672	17,253,982	20,444,075	17,242,227
Basic earnings (loss) per common share	$0.82	$0.73	$0.76	$(0.35)	$0.63	$2.31	$1.72
Diluted earnings (loss) per common share	$0.82	$0.72	$0.75	$(0.35)	$0.62	$2.28	$1.69
Dividends paid or accrued per share	$0.25	$0.22	$0.22	$0.22	$0.22	$0.69	$0.64
Effective tax rate	19.60%	20.21%	23.25%	145.18%	30.74%	21.02%	32.87%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended															For the Nine Months Ended
	September 30, 2018			June 30, 2018			March 31, 2018			December 31, 2017			September 30, 2017			September 30, 2018			September 30, 2017
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$37,467	$64	0.68%	$37,215	$64	0.69%	$38,044	$53	0.56%	$43,962	$37	0.33%	$26,628	$36	0.54%	$37,573	$181	0.64%	$30,807	$137	0.59%
Investment securities - available for sale:
Taxable	514,360	2,960	2.28%	514,966	2,888	2.25%	498,718	2,675	2.18%	465,393	2,394	2.04%	427,106	2,160	2.01%	509,405	8,523	2.24%	391,082	5,753	1.97%
Tax-exempt	16,056	83	2.05%	18,215	93	2.05%	20,501	100	1.98%	22,640	127	2.23%	25,268	134	2.10%	18,241	276	2.02%	28,552	448	2.10%
Total investment securities - available for sale	530,416	3,043	2.28%	533,181	2,981	2.24%	519,219	2,775	2.17%	488,033	2,521	2.05%	452,374	2,294	2.01%	527,646	8,799	2.23%	419,634	6,201	1.98%

Investment securities - held to maturity	8,378	5	0.24%	7,866	13	0.66%	7,913	12	0.62%	7,510	11	0.58%	6,044	11	0.72%	8,054	30	0.50%	4,984	23	0.62%
Investment securities - trading	8,204	30	1.45%	8,202	22	1.08%	8,339	21	1.02%	4,425	25	2.24%	4,282	8	0.74%	8,248	73	1.18%	4,105	29	0.94%

Loans and leases *	3,379,699	42,214	4.96%	3,353,339	41,782	5.00%	3,291,212	40,754	5.02%	2,805,255	32,403	4.58%	2,680,317	31,058	4.60%	3,341,741	124,750	4.99%	2,617,658	88,989	4.55%

Total interest-earning assets	3,964,164	45,356	4.54%	3,939,803	44,862	4.57%	3,864,727	43,615	4.58%	3,349,185	34,997	4.15%	3,169,645	33,407	4.18%	3,923,262	133,833	4.56%	3,077,188	95,379	4.14%

Cash and due from banks	7,587			7,153			10,698			6,855			15,709			8,468			15,462
Less: allowance for loan and lease losses	(19,467)			(18,043)			(17,628)			(17,046)			(16,564)			(18,386)			(17,227)
Other assets	423,864			415,628			388,383			301,673			273,116			418,261			265,061

Total assets	$4,376,148			$4,344,541			$4,246,180			$3,640,667			$3,441,906			$4,331,605			$3,340,484

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,695,214	$2,425	0.57%	$1,722,328	$2,073	0.48%	$1,676,733	$1,479	0.36%	$1,410,461	$897	0.25%	$1,359,293	$823	0.24%	$1,719,004	$5,977	0.46%	$1,374,494	$2,392	0.23%
Wholesale deposits	256,347	1,329	2.06%	233,714	973	1.67%	231,289	733	1.29%	262,643	822	1.24%	190,849	548	1.14%	221,073	3,035	1.84%	163,086	1,243	1.02%
Retail time deposits	541,652	1,779	1.30%	533,254	1,453	1.09%	527,469	1,260	0.97%	358,066	1,020	1.13%	321,352	827	1.02%	534,177	4,492	1.12%	321,608	2,374	0.99%
Total interest-bearing deposits	2,493,213	5,533	0.88%	2,489,296	4,499	0.72%	2,435,491	3,472	0.58%	2,031,170	2,739	0.53%	1,871,494	2,198	0.47%	2,474,254	13,504	0.73%	1,859,188	6,009	0.43%

Borrowings:
Short-term borrowings	208,201	1,096	2.09%	205,323	985	1.92%	172,534	630	1.48%	180,650	579	1.27%	182,845	547	1.19%	195,483	2,711	1.85%	110,268	811	0.98%
Long-term FHLB advances	81,460	394	1.92%	102,023	490	1.93%	123,920	562	1.84%	134,605	595	1.75%	155,918	645	1.64%	102,312	1,446	1.89%	169,900	2,025	1.59%
Subordinated notes	98,457	1,144	4.61%	98,463	1,143	4.66%	98,430	1,143	4.71%	43,844	518	4.69%	29,564	370		98,450	3,430	4.66%	29,550	1,110	5.02%
Jr. subordinated debt	21,511	337	6.22%	21,470	321	6.00%	21,430	288	5.45%	3,957	46	4.61%	—	—		21,470	946	5.89%	—	—	—%
Total borrowings	409,629	2,971	2.88%	427,279	2,939	2.76%	416,314	2,623	2.56%	363,056	1,738	1.90%	368,327	1,562	1.68%	417,715	8,533	2.73%	309,718	3,946	1.70%

Total interest-bearing liabilities	2,902,842	8,504	1.16%	2,916,575	7,438	1.02%	2,851,805	6,095	0.87%	2,394,226	4,477	0.74%	2,239,821	3,760	0.67%	2,891,969	22,037	1.02%	2,168,906	9,955	0.61%

Noninterest-bearing deposits	866,314			841,676			835,476			771,519			764,562			849,247			744,178
Other liabilities	59,085			52,389			32,465			47,604			40,166			53,763			37,582
Total noninterest-bearing liabilities	925,399			894,065			867,941			819,123			804,728			903,010			781,760

Total liabilities	3,828,241			3,810,640			3,719,746			3,213,349			3,044,549			3,794,979			2,950,666

Shareholders' equity	547,907			533,901			526,434			427,318			397,357			536,626			389,818

Total liabilities and shareholders' equity	$4,376,148			$4,344,541			$4,246,180			$3,640,667			$3,441,906			$4,331,605			$3,340,484

Net interest spread			3.38%			3.55%			3.71%			3.41%			3.51%			3.54%			3.53%
Effect of noninterest-bearing sources			0.31%			0.26%			0.23%			0.21%			0.20%			0.27%			0.18%

Tax-equivalent net interest margin		$36,852	3.69%		$37,424	3.81%		$37,520	3.94%		$30,520	3.62%		$29,647	3.71%		$111,796	3.81%		$85,424	3.71%

Tax-equivalent adjustment		$123	0.01%		$108	0.01%		$81	0.01%		$199	0.02%		$209	0.03%		$312	0.01%		$618	0.03%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Supplemental Information Regarding Accretion of Fair Value Marks

	For the Three Months Ended											For the Nine Months Ended
	September 30, 2018			June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		September 30, 2018		September 30, 2017
(dollars in thousands)	Interest	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate	Inc. / (Dec.)	Effect on Yield or Rate
Loans and leases	Income	$1,464	0.17%	$1,945	0.23%	$2,702	0.33%	$276	0.04%	$708	0.10%	$6,111	0.24%	$1,836	0.09%
Retail time deposits	Expense	(311)	(0.23)%	(339)	(0.25)%	(380)	(0.29)%	(13)	(0.01)%	(15)	(0.02)%	(1,030)	(0.26)%	(52)	(0.02)%
Long-term FHLB advances	Expense	32	0.16%	25	0.10%	15	0.05%	(31)	(0.09)%	(30)	(0.08)%	72	0.09%	—	—%
Jr. subordinated debt	Expense	41	0.76%	41	0.77%	40	0.76%	—	—%	—	—%	122	0.76%	(91)	(0.07)%
Net interest income from fair value marks		$1,702		$2,218		$3,027		$320		$753		$6,947		$1,979
Purchase accounting effect on tax-equivalent margin			0.17%		0.23%		0.32%		0.04%		0.09%		0.24%		0.09%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Reconciliation of Net Income to Net Income (core):
Net income (loss) attributable to BMBC (a GAAP measure)	$16,682	$14,688	$15,286	$(6,200)	$10,739	$46,656	$29,216
Less: Tax-effected non-core noninterest income:
(Gain) loss on sale of investment securities available for sale	—	—	(6)	(18)	(47)	(6)	(47)
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	307	2,412	3,412	2,280	553	6,131	1,688
Add: Federal income tax expense related to re-measurement of net deferred tax asset due to tax reform legislation	151	(69)	590	15,193	—	672	—
Net income (core) (a non-GAAP measure)	$17,140	$17,031	$19,282	$11,255	$11,245	$53,453	$30,857

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	20,270,706	20,238,852	20,202,969	17,632,697	17,023,046	20,237,757	16,987,499
Dilutive common shares	167,670	174,726	247,525	211,975	230,936	206,318	254,728
Weighted average diluted shares	20,438,376	20,413,578	20,450,494	17,844,672	17,253,982	20,444,075	17,242,227
Basic earnings per common share (core) (a non-GAAP measure)	$0.85	$0.84	$0.95	$0.64	$0.66	$2.64	$1.82
Diluted earnings per common share (core) (a non-GAAP measure)	$0.84	$0.83	$0.94	$0.63	$0.65	$2.61	$1.79

Calculation of Return on Average Tangible Equity:
Net income (loss) attributable to BMBC (a GAAP measure)	$16,682	$14,688	$15,286	$(6,200)	$10,739	$46,656	$29,216
Add: Tax-effected amortization and impairment of intangible assets	705	702	694	440	440	2,101	1,337
Net tangible income (numerator)	$17,387	$15,390	$15,980	$(5,760)	$11,179	$48,757	$30,553

Average shareholders' equity	$547,907	$533,901	$526,434	$427,318	$397,357	$536,626	$389,818
Less: Average Noncontrolling interest	678	685	683	126	—	684	—
Less: Average goodwill and intangible assets	(207,880)	(208,039)	(205,529)	(142,652)	(128,917)	(207,158)	(126,794)
Net average tangible equity (denominator)	$340,705	$326,547	$321,588	$284,792	$268,440	$330,152	$263,024

Return on tangible equity (a non-GAAP measure)	20.25%	18.90%	20.15%	(8.02)%	16.52%	19.74%	15.53%

Calculation of Return on Average Tangible Equity (core):
Net income (core) (a non-GAAP measure)	$17,140	$17,031	$19,282	$11,255	$11,245	$53,453	$30,857
Add: Tax-effected amortization and impairment of intangible assets	705	702	694	440	440	2,101	1,337
Net tangible income (core) (numerator)	$17,845	$17,733	$19,976	$11,695	$11,685	$55,554	$32,194

Average shareholders' equity	$547,907	$533,901	$526,434	$427,318	$397,357	$536,626	$389,818
Less: Average Noncontrolling interest	678	685	683	126	—	684	—
Less: Average goodwill and intangible assets	(207,880)	(208,039)	(205,529)	(142,652)	(128,917)	(207,158)	(126,794)
Net average tangible equity (denominator)	$340,705	$326,547	$321,588	$284,792	$268,440	$330,152	$263,024

Return on tangible equity (core) (a non-GAAP measure)	20.78%	21.78%	25.19%	16.29%	17.27%	22.50%	16.36%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Calculation of Tangible Equity Ratio (BMBC):
Total shareholders' equity	$551,425	$542,503	$533,061	$528,119	$401,892
Less: Noncontrolling interest	678	677	684	683	—
Less: Goodwill and intangible assets	(208,165)	(208,139)	(207,287)	(205,855)	(128,534)
Net tangible equity (numerator)	$343,938	$335,041	$326,458	$322,947	$273,358

Total assets	$4,388,442	$4,394,203	$4,300,376	$4,449,720	$3,476,821
Less: Goodwill and intangible assets	(208,165)	(208,139)	(207,287)	(205,855)	(128,534)
Tangible assets (denominator)	$4,180,277	$4,186,064	$4,093,089	$4,243,865	$3,348,287

Tangible equity ratio (BMBC)(1)	8.23%	8.00%	7.98%	7.61%	8.16%

Calculation of Tangible Equity Ratio (BMTC):
Total shareholders' equity	$582,698	$582,354	$569,670	$559,581	$398,431
Less: Noncontrolling interest	678	677	684	683	—
Less: Goodwill and intangible assets	(195,337)	(195,245)	(194,316)	(192,807)	(115,410)
Net tangible equity (numerator)	$388,039	$387,786	$376,038	$367,457	$283,021

Total assets	$4,372,590	$4,378,508	$4,284,334	$4,430,528	$3,459,996
Less: Goodwill and intangible assets	(195,337)	(195,245)	(194,316)	(192,807)	(115,410)
Tangible assets (denominator)	$4,177,253	$4,183,263	$4,090,018	$4,237,721	$3,344,586

Tangible equity ratio (BMTC)(1)	9.29%	9.27%	9.19%	8.67%	8.46%

Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.51%	1.36%	1.46%	(0.68)%	1.24%	1.44%	1.17%
Effect of adjustment to GAAP net income to core net income	0.04%	0.21%	0.38%	1.91%	0.06%	0.21%	0.07%
Return on average assets (core)	1.55%	1.57%	1.84%	1.23%	1.30%	1.65%	1.24%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	12.08%	11.03%	11.78%	(5.76)%	10.72%	11.62%	10.02%
Effect of adjustment to GAAP net income to core net income	0.33%	1.76%	3.07%	16.21%	0.51%	1.70%	0.56%
Return on average equity (core)	12.41%	12.79%	14.85%	10.45%	11.23%	13.32%	10.58%

Calculation of Tax-equivalent net interest margin adjusting for the impact of purchase accounting
Tax-equivalent net interest margin	3.69%	3.81%	3.94%	3.62%	3.71%	3.81%	3.71%
Effect of fair value marks	0.17%	0.23%	0.32%	0.04%	0.09%	0.24%	0.09%
Tax-equivalent net interest margin adjusting for the impact of purchase accounting	3.52%	3.58%	3.62%	3.58%	3.62%	3.57%	3.62%

(1)	Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Calculation of Efficiency Ratio:
Noninterest expense	$33,592	$35,836	$36,030	$31,056	$28,184	$105,458	$83,339
Less: certain noninterest expense items*:
Amortization of intangibles	(891)	(889)	(879)	(677)	(677)	(2,659)	(2,057)
Due diligence, merger-related and merger integration expenses	(389)	(3,053)	(4,319)	(3,507)	(850)	(7,761)	(2,597)
Noninterest expense (adjusted) (numerator)	$32,312	$31,894	$30,832	$26,872	$26,657	$95,038	$78,685

Noninterest income	$18,274	$20,075	$19,536	$15,536	$15,584	$57,885	$43,596
Less: non-core noninterest income items:
Loss (gain) on sale of investment securities available for sale	—	—	(7)	(28)	(72)	(7)	(73)
Noninterest income (core)	$18,274	$20,075	$19,529	$15,508	$15,512	$57,878	$43,523
Net interest income	36,729	37,316	37,439	30,321	29,438	111,484	84,806
Noninterest income (core) and net interest income (denominator)	$55,003	$57,391	$56,968	$45,829	$44,950	$169,362	$128,329

Efficiency ratio	58.75%	55.57%	54.12%	58.64%	59.30%	56.12%	61.32%

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures
Total Allowance	$18,684	$19,398	$17,662	$17,525	$17,004
Less: Allowance on acquired loans	72	217	92	50	47
Allowance on originated loans and leases	$18,612	$19,181	$17,570	$17,475	$16,957

Total Allowance	$18,684	$19,398	$17,662	$17,525	$17,004
Loan mark on acquired loans	24,964	26,705	32,260	34,790	10,223
Total Allowance + Loan mark	$43,648	$46,103	$49,922	$52,315	$27,227

Total Portfolio loans and leases	$3,381,475	$3,389,501	$3,305,795	$3,285,858	$2,677,345
Less: Originated loans and leases	2,752,160	2,700,815	2,564,827	2,487,296	2,433,054
Net acquired loans	$629,315	$688,686	$740,968	$798,562	$244,291
Add: Loan mark on acquired loans	24,964	26,705	32,260	34,790	10,223
Gross acquired loans (excludes loan mark)	$654,279	$715,391	$773,228	$833,352	$254,514
Originated loans and leases	2,752,160	2,700,815	2,564,827	2,487,296	2,433,054
Total Gross portfolio loans and leases	$3,406,439	$3,416,206	$3,338,055	$3,320,648	$2,687,568

*
In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.